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                                                                    Exhibit 3.01

Constitution of HeartWare Limited

ACN 111 970 257

Ref: PAB/PTB/6764419   HEAR8853-6764419

(C) Corrs Chambers Westgarth

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Contents

1  NAME OF COMPANY                                                             1

2  STATUS OF THE CONSTITUTION                                                  1
   2.1   Constitution of the Company                                           1
   2.2   Replaceable Rules                                                     1
   2.3   Listing Rules                                                         1

3  INTERPRETATION                                                              1
   3.1   Definitions                                                           1
   3.2   Interpretation                                                        4

4  MODIFICATION OR REPEAL OF THIS CONSTITUTION                                 4
   4.1   Modifying or repealing Constitution                                   4
   4.2   Date of effect of modification or repeal                              4

5  MEMBER'S LIABILITY                                                          4
   5.1   Liability to contribute                                               4
   5.2   Limited liability                                                     4

6  MEMBERS                                                                     5
   6.1   Number of Members                                                     5
   6.2   Becoming a Member                                                     5

7  SECURITIES                                                                  5
   7.1   Allotment and issue of Securities                                     5
   7.2   Class rights                                                          5
   7.3   Preference Shares                                                     5
   7.4   Commission and brokerage                                              7
   7.5   Fractional entitlement                                                7
   7.6   Options Register                                                      7

8  CERTIFICATES                                                                7

9  MAINTENANCE OF REGISTER OF MEMBERS                                          8
   9.1   Register of Members                                                   8
   9.2   Inspection of Register of Members                                     8

10 JOINT HOLDERS OF SECURITIES                                                 9

11 CALLS ON SECURITIES                                                         9
   11.1  Power to make calls                                                   9
   11.2  Date of call and number of payments                                   9
   11.3  Notice of call                                                        9
   11.4  Revocation, postponement or extension of calls                       10
   11.5  Interest on unpaid calls                                             10
   11.6  Joint holders                                                        10
   11.7  Differentiation between Holders of amounts payable on calls          10
   11.8  Payment of calls in advance                                          10


                                                                          page i

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
12 LIEN                                                                       10
   12.1  Lien                                                                 10
   12.2  Enforcement of lien                                                  11
   12.3  Continuing liability                                                 12

13 FORFEITURE                                                                 12
   13.1  Notice regarding forfeiture                                          12
   13.2  Forfeiture                                                           13
   13.3  Continuing liability                                                 14
   13.4  Cancellation of forfeited Securities                                 14

14 TRANSFER OF SECURITIES                                                     14
   14.1  Participation in computerised or electronic systems                  14
   14.2  Form of transfers                                                    15
   14.3  Registration procedure                                               15
   14.4  Transfers and Certificates                                           15
   14.5  Directors' powers to apply a Holding Lock and to decline to
         register                                                             16
   14.6  Non-interference with registration                                   16
   14.7  Instruments of transfer retained                                     16
   14.8  Approval required for proportional takeover bid                      17

15 CLOSURE OF REGISTER                                                        19

16 TRANSMISSION OF SECURITIES                                                 19
   16.1  Transmission of Securities on death                                  19
   16.2  Transmission of Securities on bankruptcy                             20
   16.3  Transmission of Securities on mental incapacity                      20
   16.4  Operating Rules                                                      21

17 INTERESTS RECOGNISED                                                       21

18 COMPLIANCE WITH OPERATING RULES                                            21

19 SALE OF NON-MARKETABLE PARCELS                                             21
   19.1  Definitions                                                          21
   19.2  Power to sell non-marketable parcels                                 22
   19.3  Notice                                                               22
   19.4  Procedure                                                            22
   19.5  Sale Consideration                                                   23
   19.6  Certificates                                                         24
   19.7  Voting and dividend rights of New Minority Holders                   24

20 GENERAL MEETINGS                                                           24
   20.1  Annual general meetings                                              24
   20.2  Business at annual general meeting                                   24
   20.3  Director convening a general meeting                                 25
   20.4  Meetings requested by Members                                        25
   20.5  Notice of general meeting                                            25
   20.6  Notice to joint holders                                              26
   20.7  Notice of resumption of an adjourned meeting                         26


                                                                         page ii

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
   20.8  General meetings at two or more places                               26
   20.9  Postponement or cancellation of general meetings                     26
   20.10 Notice of change, postponement or cancellation of meeting            26
   20.11 Omission to give notice relating to general meeting                  26

21 PROCEEDINGS AT GENERAL MEETINGS                                            27
   21.1  Quorum                                                               27
   21.2  Lack of quorum                                                       27
   21.3  Chairing general meetings                                            27
   21.4  Conduct of general meetings                                          28
   21.5  Adjournment                                                          28

22 PROXY                                                                      28
   22.1  Appointment of proxy                                                 28
   22.2  Proxy instruments                                                    29
   22.3  Proxy to be received by Company                                      29
   22.4  Power to demand poll                                                 29
   22.5  Revocation of proxy                                                  29
   22.6  Validity of votes of proxy                                           30
   22.7  No liability                                                         30

23 BODY CORPORATE REPRESENTATIVE                                              30
   23.1  Appointment of corporate representative                              30
   23.2  Authority to act as corporate representative                         30
   23.3  Instrument to be received by Company                                 31
   23.4  Revocation and appointment of corporate representative               31
   23.5  Validity of votes of corporate representative                        31
   23.6  No liability                                                         31

24 VOTING                                                                     31
   24.1  Entitlement to vote                                                  31
   24.2  Unpaid calls                                                         32
   24.3  Restricted Securities                                                32
   24.4  Casting vote                                                         32
   24.5  Proxy vote to be identified                                          32
   24.6  Voting on resolution                                                 32
   24.7  Jointly held Securities                                              32
   24.8  Objection to right to vote                                           32
   24.9  Membership at a specified time                                       32
   24.10 Minutes                                                              33

25 POLL                                                                       33
   25.1  Chair may determine to take a poll                                   33
   25.2  Right to demand poll                                                 33
   25.3  Procedure for demanding poll                                         33

26 APPOINTMENT AND REMOVAL OF DIRECTORS                                       34
   26.1  Number of Directors                                                  34
   26.2  Appointment of Directors                                             34


                                                                        page iii

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
   26.3  Confirmation of appointment                                          34
   26.4  Removal of Director                                                  34
   26.5  Cessation of Directorship                                            35
   26.6  Rotation of Directors                                                35
   26.7  Resignation of Directors                                             36

27 POWERS AND DUTIES OF BOARD                                                 36

28 NEGOTIABLE INSTRUMENTS                                                     36

29 MANAGING DIRECTOR                                                          36

30 ALTERNATE DIRECTORS                                                        37
   30.1  Appointment and terms of appointment                                 37
   30.2  No liability                                                         37
   30.3  Remuneration of alternate                                            38
   30.4  Notice and attendance at Board meetings                              38
   30.5  Voting of alternate                                                  38
   30.6  Termination of appointment of alternate                              38
   30.7  Cessation of appointment of alternate                                38

31 REMUNERATION AND REIMBURSEMENT FOR EXPENSES                                38
   31.1  Remuneration of Director                                             38
   31.2  Reimbursement of expenses                                            39

32 BOARD AND COMMITTEE MEETINGS                                               39
   32.1  Convening meetings                                                   39
   32.2  Notice of meetings                                                   39
   32.3  Omission to give notice                                              39
   32.4  Use of technology                                                    40
   32.5  Quorum at meetings                                                   40
   32.6  Chair of meetings                                                    40
   32.7  Passing resolutions at meetings                                      40
   32.8  Casting vote                                                         40
   32.9  Conduct of meetings                                                  41
   32.10 Written resolutions                                                  41
   32.11 Minutes of meetings                                                  41

33 DIRECTOR'S INTERESTS                                                       41
   33.1  Declaration of interest                                              41
   33.2  Voting by interested Directors                                       42

34 APPOINTMENT OF SECRETARY                                                   42

35 REMOVAL AND REMUNERATION OF AUDITOR                                        42
   35.1  Remuneration of Auditor                                              42
   35.2  Removal of Auditor                                                   42
   35.3  Auditor's attendance at general meetings                             42

36 FINANCIAL RECORDS                                                          43
   36.1  Member's access to financial records                                 43


                                                                         page iv

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
   36.2  Directors' access to financial records                               43
   36.3  Access to financial records after ceasing to be a Director           43

37 DISTRIBUTIONS                                                              43
   37.1  Payment of dividends                                                 43
   37.2  Deductions from dividends                                            43
   37.3  Unpaid calls                                                         43
   37.4  Restricted Securities                                                43
   37.5  Determination of dividend                                            43
   37.6  Place to which payment to be paid                                    44
   37.7  Transfer of assets                                                   44
   37.8  Record Date                                                          44
   37.9  Entitlement to dividends                                             44
   37.10 Capitalisation of profits                                            46

38 NOTICES                                                                    46
   38.1  General                                                              46
   38.2  How to give a communication                                          46
   38.3  Communications by post                                               47
   38.4  Communications by fax                                                47
   38.5  Communications by email                                              47
   38.6  After hours communications                                           47

39 INDEMNITY AND INSURANCE                                                    47
   39.1  Indemnity                                                            47
   39.2  Documenting indemnity                                                48
   39.3  Insurance                                                            48

40 WINDING UP                                                                 48


                                                                          page v
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1    Name of Company

     The name of the company is HeartWare Limited.

2    Status of the Constitution

2.1  CONSTITUTION OF THE COMPANY

     This is the constitution of the Company.

2.2  REPLACEABLE RULES

     This Constitution displaces the Replaceable Rules. Accordingly, none of the Replaceable Rules apply.

2.3  LISTING RULES

     While the Company is on the official list of ASX, the following rules apply:

     (a) notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done;

     (b) nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

     (c) if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

     (d) if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is treated as containing that provision;

     (e) if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is treated as not containing that provision; and

     (f) if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is treated as not containing that provision to the extent of the inconsistency.

3    Interpretation

3.1  DEFINITIONS

     In this Constitution:

     ASX means Australian Stock Exchange Limited.

     AUDITOR means the person appointed for the time being as the auditor of the Company.

     BOARD means the Directors and alternates present at a meeting, duly convened as a Board meeting, at which a quorum is present.

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     BUSINESS DAY has the meaning given in the Listing Rules.

     CERTIFICATE means any certificate issued by the Company on issue, or registration of transfer, of any Security, and any duplicate of that certificate.

     CHESS has the meaning given to that term in the Listing Rules.

     CHESS APPROVED SECURITIES means Securities which are approved in accordance with the Operating Rules.

     COMPANY means HEARTWARE LIMITED ACN 111 970 257.

     CONSTITUTION means the constitution for the time being of the Company as constituted by this document and any resolutions of the Company modifying this document.

     CORPORATIONS ACT means the Corporations Act 2001 (Cth).

     CS FACILITY has the same meaning as prescribed CS facility in the Corporations Act.

     CS FACILITY OPERATOR means the operator of a CS Facility.

     DEFAULT RATE means the interest rate per annum that is the sum of 3% and the rate advised by Westpac Banking Corporation (or such other bank as is nominated by the Company) as an equivalent rate charged by that bank for overdrafts in excess of $100,000.

     DIRECTOR means a person who is a director for the time being of the Company and DIRECTORS means more than one Director, and in relation to rules applying to meetings of the Board, including voting by Directors and material personal interests, references to Directors include alternates.

     HOLDER means:

     (a)  in respect of a Share, the Member who holds that Share; and

     (b) in respect of any other Security, the person who is entered in the records kept by the Company as the holder of that Security.

     HOLDING LOCK has the meaning given in the Listing Rules.

     LISTING RULES means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the official list of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

     MANAGING DIRECTOR means any person appointed for the time being as a managing director of the Company.

     MARKET TRANSFER means:

     (a) a transfer of shares pursuant to or connected with a transaction entered into on the stock market operated by ASX and includes a Proper ASTC Transfer; or

     an issue of shares as a result of the exercise of any rights, options or convertible notes where such rights, options or notes are traded on a market operated by ASX.

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     MEMBER means a person who is, or who is registered as, a member of the
     Company or, in the case of joint holders of any Share, who are, or who are registered as, joint holders of that Share, and MEMBERS means more than one Member.

     OFFICIAL QUOTATION in respect of Securities means quotation on the official list of ASX and OFFICIALLY QUOTED has a corresponding meaning.

     OPERATING RULES means the operating rules for the time being of a CS Facility regulating the settlement, clearing and registration of uncertificated securities, except to the extent of any express written waiver by the CS Facility Operator.

     OPTION means an option to subscribe for any unissued Security.

     OPTION HOLDER means any person granted any Option, and OPTION HOLDERS is to be construed accordingly.

     OPTIONS REGISTER means the register of Option Holders.

     PROPER ASTC TRANSFER has the meaning given to the term proper ASTC transfer in the Corporations Regulations 2001.

     REGISTER means:

     (a)  in respect of Shares, the Register of Members;

     (b) in respect of other Securities, the records of Holders kept by the Company.

     REGISTER OF MEMBERS means the register of Members maintained pursuant to the Corporations Act.

     REPLACEABLE RULES means the replaceable rules applicable to a public company limited by shares which rules are set out in the Corporations Act.

     RESTRICTED SECURITIES has the meaning given to that term in the Listing Rules.

     RESTRICTION AGREEMENT has the meaning given to that term in the Listing Rules.

     SECRETARY means any person appointed for the time being as, or to perform the functions of, secretary of the Company.

     SECURITY includes any Share, any unit of a Share, any rights to Shares, any option to subscribe for any Share, any instalment receipt and other security with rights of conversion to equity in the share capital of the Company and any debenture issued by the Company.

     SHARE means any share in the share capital of the Company, and SHARES means more than one Share.

     US SECURITIES ACT means the United States Securities Act of 1933 as amended.

3.2  INTERPRETATION

     In this Constitution:

     (a) the words "including", "include" and "includes" are to be construed without limitation;

     (b) a reference to legislation is to be construed as a reference to that legislation, any subordinate legislation under it, and that legislation and subordinate legislation as amended, re-enacted or replaced for the time being;

     (c) a reference to a "person" includes a corporate representative appointed pursuant to section 250D of the Corporations Act;

     (d) headings are used for convenience only and are not intended to affect the interpretation of this Constitution; and

     (e) a word or expression defined in the Corporations Act and used, but not defined, in this Constitution has the same meaning given to it in the Corporations Act.

4    Modification or repeal of this Constitution

4.1  MODIFYING OR REPEALING CONSTITUTION

     This Constitution may be modified or repealed only by a special resolution of the Company in a general meeting.

4.2  DATE OF EFFECT OF MODIFICATION OR REPEAL

     Any modification or repeal of this Constitution takes effect on the date the special resolution is passed or any later date specified, or provided for, in the resolution.

5    Member's liability

5.1  LIABILITY TO CONTRIBUTE

     Subject to this Constitution, each person who is a Member, and each person who was a Member during the year ending on the day of the commencement of the winding up of the Company, undertakes to contribute to the property of the Company for:

     (a)  payment of debts and liabilities of the Company;

     (b)  payment of the costs, charges and expenses of winding up; and

     (c)  any adjustment of the rights of the contributories among Members.

5.2  LIMITED LIABILITY

     The amount that each Member or each past Member is liable to contribute is limited to the amount unpaid on each partly paid Share of which that person is or was the registered holder.

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6    Members

6.1  NUMBER OF MEMBERS

     The Company must have at least one Member.

6.2  BECOMING A MEMBER

     Subject to the Corporations Act, the Listing Rules and this Constitution, a person becomes a Member on the registration of that person's name in the Register of Members.

7    Securities

7.1  ALLOTMENT AND ISSUE OF SECURITIES

     Subject to the Corporations Act, the Listing Rules and this Constitution, the Board may allot and issue Securities (including Options) in the Company to any person on such terms and with such rights as the Board determines.

7.2  CLASS RIGHTS

     (a) The Board may issue any Security with any preferred, deferred or other special rights or restrictions as to dividends, voting, return of capital, payment of calls or otherwise as the Board determines.

     (b) If the share capital of the Company is divided into different classes unless the terms of issue of any class provide otherwise:

          (i) any right attaching to securities in that class may be cancelled, abrogated or varied by a special resolution passed at a separate meeting of the Holders of the issued Securities of that class or with the consent in writing of the Holders of three-quarters of the issued Securities of that class; and

          (ii) any right attaching to Securities of any class issued with preferred or other rights will not be abrogated or varied by the creation or issue of further Securities ranking equally with those Securities.

     (c) The provisions of the Corporations Act and this Constitution relating to special resolutions and meetings of the Company apply to a special resolution or meeting referred to in paragraph (b) with any necessary modifications.

7.3  PREFERENCE SHARES

     (a) The Company may issue preference Shares, including preference Shares which are, or at the option of the Company are, liable to be redeemed.

     (b)  Each preference Share issued by the Company:

          (i) confers on the Holder a right to receive a preferential dividend at the rate, on the basis and on the terms as to redemption (if redeemable) determined by the Board under the terms of issue

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               and which may be cumulative if, and to the extent, the Board determines for the purpose of the terms of issue;

          (ii) may participate with each ordinary Share in profits if, and to the extent, the Board determines for the purposes of the terms of issue;

          (iii) confers on its Holder the right, in priority to the payment of any dividend on any other class of Share, to the preferential dividend;

          (iv) confers on its Holder the right in a winding up and on redemption (if redeemable) to payment in priority to any other class of Shares of:

               (A) the amount of any dividend accrued but unpaid on the preference Share at the date of winding up or the date of redemption (if redeemable); and

               (B)  any amount paid up on the preference Share;

          (v) does not confer on its Holder any right to participate in the profits or property of the Company except as set out in this rule;

          (vi) to the extent the Board determines for the purposes of the terms of issue, may confer a right to a bonus issue or capitalisation of profits in favour of holders of those Shares only; and

          (vii) does not entitle its Holder to vote at any general meeting except in the following circumstances:

               (A) on any resolution to reduce the share capital of the Company;

               (B) on any resolution that may affect the rights attached to the preference Share;

               (C)  on any resolution to wind up the Company;

               (D) on any resolution for the disposal of the whole of the property, business and undertaking of the Company;

               (E) on any resolution to approve the terms of a buy-back agreement;

               (F) on any resolution during a period in which a dividend or part of a dividend on the preference Share is in arrears; or

               (G)  on any resolution during the winding up of the Company.

     (c) The issue of any Security which ranks in priority to preference Shares in any respect will be treated as a variation or abrogation of the rights of the preference Shares. The issue of any Security ranking equally with preference Shares will not be treated as a variation of any of the rights of the preference Shares if that Security may not be redeemed until all existing preference Shares have been redeemed or converted to another class of Security.

7.4  COMMISSION AND BROKERAGE

     (a) The Company may make payments by way of brokerage or commission to a person in consideration for the person subscribing or agreeing to subscribe, whether absolutely or conditionally, for Securities or procuring or agreeing to procure subscriptions, whether absolute or conditional, for Securities.

     (b) The brokerage or commission may be satisfied by payment in cash, by issue of fully or partly paid Securities, by issue of debentures or a combination of all or any of such ways.

7.5  FRACTIONAL ENTITLEMENT

     If on any issue of Securities(including on a distribution or bonus issue), a Holder is entitled to a fraction of a Security, the Board may deal with that fractional entitlement, on behalf of that Holder, in any manner determined by the Board to be appropriate.

7.6  OPTIONS REGISTER

     (a)  The Company must maintain an Options Register setting out:

          (i)  the name and address of each Option Holder;

          (ii) the date on which the name of the Option Holder is entered in the Options Register;

          (iii) the date of grant of the Options to each Option Holder;

          (iv) the number and description of the Securities in respect of which the Options were granted;

          (v)  either:

               (A)  the period during which the Options may be exercised; or

               (B)  the time by which the Options may be exercised;

          (vi) any event that must happen before the Options may be exercised;

          (vii) any consideration for the grant of the Options; and

          (viii) any consideration for the exercise of the Options or the method by which that consideration is to be determined.

     (b) This information must be entered in the Options Register 14 days after the grant of the Option.

8    Certificates

     (a) If the Company participates in a computerised or electronic share transfer system conducted in accordance with the Listing Rules, the Company is not required to issue a Certificate for the Securities held by a Holder and may cancel a Certificate without issuing another Certificate where the non issue of a Certificate is permitted by the Listing Rules or the Operating Rules.

     (b) If Securities are not subject to a computerised or electronic share transfer system, a Certificate for the Securities must be issued in accordance with the provisions of the Corporations Act, this Constitution and the Listing Rules.

     (c)  Each Certificate must set out:

          (i) the name of the Company and the fact that it is registered under the Corporations Act;

          (ii) the class of the Securities; and

          (iii) the amount (if any)unpaid on the Securities.

     (d) Where the Company has determined not to issue Certificates or to cancel existing Certificates, a Holder will have the right to receive such statements of holdings as are required to be distributed to a Holder under the Corporations Act, the Listing Rules or the Operating Rules.

9    Maintenance of Register of Members

9.1  REGISTER OF MEMBERS

     The Company must maintain a Register of Members setting out:

     (a) the name and address of each Member or, as the case may be, joint holder;

     (b) the date on which each person became a Member or, as the case may be, joint holder;

     (c)  the date on which each allotment of Shares took place;

     (d)  the number of Shares in each allotment;

     (e)  the Shares held by each Member;

     (f)  the class (if any) of the Shares;

     (g) the Share numbers (if any), or Certificate number (if any) relating to the Shares;

     (h)  the amount paid on the Shares;

     (i)  whether or not the Shares are fully paid;

     (j)  any amount unpaid on Shares;

     (k)  if notified, whether the Share is held beneficially or not; and

     (l) in respect of each person who has ceased to be a Member, the date on which that person ceased to be a Member.

9.2  INSPECTION OF REGISTER OF MEMBERS

     The Register of Members must be kept at the Company's registered office or the principal place of business. A Member may inspect the Register of Members between the hours of 9.00 am and 5.00 pm on any Business Day. No amount may be charged for inspection.

10   Joint holders of Securities

     Subject to the Corporations Act, the Company will not register more than three people as joint holder of any Security. Where two or more persons are registered as the joint holders of any Security they hold that Security as joint tenants with rights of survivorship. On the death of any one or more joint holder of any Security, the survivor or survivors, as the case may be, are the only persons the Company recognises as having legal title to that Security.

11   Calls on Securities

11.1 POWER TO MAKE CALLS

     Subject to the Corporations Act, the Listing Rules, this Constitution and the terms on which the Securities are on issue, the Board may make a call or calls on any Holder in respect of any amount unpaid on any Security held by that Holder.

11.2 DATE OF CALL AND NUMBER OF PAYMENTS

     (a) Subject to the terms on which the Securities are on issue, a call is made on the date the Board resolves to make a call or, where the date of any call is specified in the terms on which the Securities are on issue, on the date the Board allots the Securities.

     (b) Subject to the terms on which the Securities are on issue, a call may be payable in one payment or in instalments.

11.3 NOTICE OF CALL

     (a) Subject to the terms on which the Securities are on issue and the Listing Rules, at least 14 days' notice must be given to the Holder of the date on which the amount of the call or the instalment of the call must be paid.

     (b) Subject to the terms on which the Securities are on issue and the Listing Rules, the notice must state:

          (i) the amount of the call or, as the case may be, the amount of each instalment;

          (ii) the date (or dates) for payment;

          (iii) the time (or times) for payment;

          (iv) the place (or places) for payment;

          (v) that interest may be payable if payment is not made on or before the date (or dates) for payment; and

          (vi) that a lien will arise if the amount of the call or the instalment is not paid in accordance with the notice.

     (c) Any unintentional omission or error in giving or not giving notice of a call or the non-receipt of notice of a call by any person entitled to receive notice does not invalidate the call.

11.4 REVOCATION, POSTPONEMENT OR EXTENSION OF CALLS

     Subject to the terms on which the Securities are on issue and the Listing Rules, before the Company receives any amount due under any call or instalment, the Board may resolve to revoke, postpone or extend the period within which that call or instalment must be paid. If the Board so resolves, the Board must notify all persons on whom the call was made.

11.5 INTEREST ON UNPAID CALLS

     (a) If an amount called is not paid on or before any date specified in the notice for payment, the Holder must pay interest on the amount unpaid from the date specified in the notice of the call for payment until and including the date of actual payment. The interest rate may be determined by the Board, or, if the Board does not determine a rate, the interest rate is the Default Rate. Interest will accrue and compound daily.

     (b)  The Board may waive the right to require the payment of interest.

11.6 JOINT HOLDERS

     Each joint holder of any Security is jointly and severally liable to pay each call or instalment and interest and any other amount in respect of that Security.

11.7 DIFFERENTIATION BETWEEN HOLDERS OF AMOUNTS PAYABLE ON CALLS

     The terms on which Securities are on issue may differ between Holders as to the amount to be paid on any call or instalment and the date (or dates) on which payment is to be made.

11.8 PAYMENT OF CALLS IN ADVANCE

     (a) The Board may accept any sum in respect of any amount uncalled or called but not yet payable on any Security. The Board may authorise payment by the Company of interest upon the whole or any part of any sum so accepted until the date on which the sum paid is payable under a call. The interest rate will be determined by the Board.

     (b)  Any sum so accepted is:

          (i) to be treated as a loan to the Company, not as share capital of the Company until the date on which the sum is payable under a call or instalment; and

          (ii) not to be taken into account in determining an entitlement to vote or the amount of any distribution in respect of any Security.

     (c) The Board may repay any sum so accepted at any time on giving the Holder not less than ten days' notice.

12   Lien

12.1 LIEN

     (a)  The Company has a first and paramount lien:

          (i) on each partly paid Security in respect of any call (including any instalment) due and payable but unpaid;

          (ii) on each Security in respect of any amount which the Company is required by law to pay (and has paid) in respect of the Security; and

          (iii) on each Security acquired under an employee incentive scheme if any amount is outstanding in relation to them.

     (b) In each case, the lien extends to all dividends from time to time payable in respect of the Securities and to interest (at such rate as the Board may determine or if the Board does not determine a rate at a rate equal to the Default Rate) and expenses incurred because the amount is not paid.

     (c) The Company may do all things necessary or appropriate for it to do under the Listing Rules and the Operating Rules to protect any lien or other right to which it may be entitled under any law or this Constitution.

     (d) By notice, the Board may discharge or waive, in whole or in part, any lien or declare any Security to be wholly or partly exempt from a lien, but otherwise no act or omission is to be taken as discharging or a waiver or grant of an exemption from any lien. A lien may not be discharged or waived otherwise.

     (e) If any Security is subject to a lien and the Company registers the transfer of any Security subject to a lien without giving notice of the lien to the transferee of the Security, the lien is treated as waived as against the transferee.

12.2 ENFORCEMENT OF LIEN

     (a) The Board may sell or otherwise dispose of any Security the subject of a lien, if:

          (i) a sum in respect of which the lien exists is due and payable but is unpaid;

          (ii) the Company has provided notice to the Holder or if the Company has notice of the death, bankruptcy or the mental incapacity of the Holder, provided notice to the person entitled to be registered as the holder of that Security:

               (A) setting out that amount due but unpaid, paid or required to be paid or outstanding;

               (B)  requiring payment of that amount; and

               (C) stating that the Security is liable to be sold or otherwise disposed of if payment of that amount is not made within 14 days after the date of the notice; and

          (iii) the amount specified in the notice is not paid in full in accordance with the notice.

     (b) The terms on which and manner by which any Security may be sold or otherwise disposed of are to be determined by the Board.

     (c) Interest accrues and compounds daily at the rate determined by the Board or, if no such rate is determined, at the Default Rate on the amount due but unpaid, costs and expenses paid in connection with the enforcement of the lien and the sale or other disposal of the Securities.

     (d) The Company may receive the net proceeds of the sale or other disposal of any Security and execute an instrument of transfer in respect of the Security. The Company must apply the net proceeds of the sale or disposal of any Security in or towards satisfaction of the amount due but unpaid, costs and expenses paid or payable in connection with the enforcement of the lien and the sale or other disposal of that Security and accrued interest on all those amounts.

     (e) The Company must pay any balance of the net proceeds of sale or other disposal to the person whose Security has been sold or otherwise disposed of.

     (f) The purchaser is entitled to assume that the proceeds of sale or other disposal have been applied in accordance with this Constitution and is not responsible for the application of the purchase money by the Company.

12.3 CONTINUING LIABILITY

     If the net proceeds from the sale or other disposal are less than the sum of the amount:

     (a)  due but unpaid in respect of that Security;

     (b) the costs and expenses paid or payable in connection with the enforcement of the lien and the sale or other disposal; and

     (c)  interest on those amounts (together the SHORTFALL),

     the person (or persons), whose Security has been sold or otherwise disposed of, continues to be liable and must pay to the Company an amount equal to the Shortfall together with interest at the Default Rate.

13   Forfeiture

13.1 NOTICE REGARDING FORFEITURE

     (a) If any Holder does not pay the amount of any call or instalment in respect of any Security when it is due, the Board may give notice to the Holder or if the Company has notice of the death, bankruptcy or the mental incapacity of the Holder, give notice to the person entitled to be registered as the holder of that Security:

          (i)  requiring payment of:

               (A)  the unpaid call or instalment;

               (B) any costs and expenses incurred by the Company as a result of the non-payment of the call or instalment and the amount of the costs and expenses; and

               (C) interest that has accrued and compounded (on a daily basis) on the amount of the unpaid call or instalment;

          (ii) demanding payment of those amounts within 14 days after the date of the notice;

          (iii) stating the place where payment is to be made; and

          (iv) stating that the Security and any distribution in respect of it not yet made are liable to be forfeited and that on forfeiture the Securities may be sold or otherwise disposed of if payment of the amount demanded is not made in full within 14 days after the date of the notice.

13.2 FORFEITURE

     (a) If payment of the amount demanded is not made in full in accordance with the notice, any Security or distribution the subject of the notice may be forfeited on a resolution of the Board to that effect.

     (b) The Board may accept the surrender of any Security which may be forfeited. If the Board accepts the surrender, that Security will be treated as having been forfeited.

     (c) If any Security is forfeited, notice of forfeiture will be given to the Holder of that Security, or, as the case may be, each joint holder, and the date and details of the forfeiture will be recorded in the Register.

     (d) Subject to the Listing Rules, the Board may sell or otherwise dispose of any forfeited Security on behalf of the Member. The terms and manner of sale or disposal are to be determined by the Board.

     (e) At any time before any forfeited Security is sold or otherwise disposed of, the Board may cancel the forfeiture on terms determined by it.

     (f) On forfeiture of any Security, the holder of that Security ceases to be a Holder and ceases to have any right as a Holder in respect of that forfeited Security (including in respect of any distribution), but remains liable to pay to the Company:

          (i) all amounts payable by the former Holder to the Company at the date of forfeiture;

          (ii) further costs or expenses incurred by the Company in respect of the forfeiture; and

          (iii) interest to accrue and to compound daily at a rate determined by the Board or, if no such rate is determined, at the Default Rate on those amounts from the date of forfeiture until payment of amounts and accrued interest in full.

     (g)  the liability of a Holder continues until:

          (i)  the Holder pays all those amounts and accrued interest in full;
               or

          (ii) the Company receives and applies the net proceeds from the sale or other disposal of the forfeited Security an amount which is equal to or greater than all those amounts and accrued interest.

     (h) The Company may receive the net proceeds from the sale or other disposal of any forfeited Security and execute an instrument of transfer in respect of the forfeited Security. The Company must apply the net proceeds of any sale or other disposal of any Security in or towards satisfaction of amounts due but unpaid, costs and expenses paid or payable in connection with the enforcement of the forfeiture and the sale or other disposal of that Security and accrued interest on all those amounts.

     (i) The Company must pay the balance (if any) of the net proceeds of sale or other disposal to the person whose forfeited Security has been sold or otherwise disposed of.

     (j) The purchaser of any forfeited Security is entitled to assume that the proceeds of the sale or other disposal have been applied in accordance with this Constitution and is not responsible for the application of the purchase money by the Company.

13.3 CONTINUING LIABILITY

     If the net proceeds from the sale or other disposal of any Security are less than the sum of the amount:

     (a)  due but unpaid in respect of that Security;

     (b) the costs and expenses paid or payable in connection with the enforcement of the forfeiture and the sale or other disposal; and

     (c)  interest on those amounts (together the SHORTFALL),

     the person (or persons), whose Security has been sold or otherwise disposed of, continues to be liable and must pay to the Company an amount equal to the Shortfall together with interest at the Default Rate.

13.4 CANCELLATION OF FORFEITED SECURITIES

     Subject to the Corporations Act and the Listing Rules, by resolution passed at a general meeting, the Company may cancel any forfeited Security. Liability for the amount called but unpaid in respect of the cancelled Security may not be released or waived without the approval of the holders of ordinary Shares given in accordance with the Listing Rules.

14   Transfer of Securities

14.1 PARTICIPATION IN COMPUTERISED OR ELECTRONIC SYSTEMS

     The Board may do anything it considers necessary or desirable and that is permitted under the Corporations Act and the Listing Rules to facilitate the Company's participation in any computerised or electronic system established or recognised by the Corporations Act or the Listing Rules for the purposes of facilitating dealings in Securities.

14.2 FORM OF TRANSFERS

     (a) Subject to this Constitution, a Holder may transfer all or any of the Holder's Securities by:

          (i) any computerised or electronic system established or recognised by the Listing Rules or the Corporations Act for the purpose of facilitating dealings in Securities, including a transfer that may be effected under the Operating Rules or other electronic transfer process; or

          (ii) an instrument of transfer in writing in any usual or common form or in any other form that the Board approves.

     (b) Except in the case of a Proper ASTC Transfer, the transferor remains the Holder of the Securities until the name of the transferee is entered in the Register in respect of those Securities.

     (c) In the case of a Market Transfer, the Company must comply with the obligations imposed on it by the Listing Rules and the Operating Rules and any applicable legislation in connection with any transfer of Securities.

     (d) Restricted Securities cannot be disposed of during the escrow period that applies in respect of those Securities except as permitted by the Listing Rules or ASX.

14.3 REGISTRATION PROCEDURE

     Where an instrument of transfer is used by a Holder to transfer Securities, the following provisions apply:

     (a) the instrument of transfer must be executed by or on behalf of both the transferor and the transferee unless it is a Proper ASTC Transfer;

     (b) the instrument of transfer must be delivered to the share registry of the Company for registration together with the Certificate (if any) for the Securities to be transferred and, subject to the Listing Rules, such other evidence as the Directors may require to prove the title of the transferor to the Securities and the transferor's right to transfer the Securities;

     (c) a fee must not be charged on the registration of a transfer of the Securities; and

     (d) on registration of a transfer of Securities, the Company must cancel the Certificate (if any) in respect of the Securities transferred.

14.4 TRANSFERS AND CERTIFICATES

     Securities will be transferred and, subject to this Constitution, Certificates relating to them will be issued and delivered in accordance with the Corporations Act and the Listing Rules.

14.5 DIRECTORS' POWERS TO APPLY A HOLDING LOCK AND TO DECLINE TO REGISTER

     (a) If permitted to do so by the Listing Rules or the Operating Rules, the Board may:

          (i) request any applicable CS Facility Operator to apply a Holding Lock to prevent a transfer of CHESS Approved Securities registered on the CHESS subregister; or

          (ii) decline to register any transfer of Securities.

     (b)  The Board must:

          (i) request any applicable CS Facility Operator to apply a Holding Lock to prevent transfer of CHESS Approved Securities registered on the CHESS subregister; or

          (ii) decline to register any transfer of Securities

          if:

          (iii) the Listing Rules require the Company to do so;

          (iv) the transfer is in breach of the Listing Rules or a Restriction Agreement; or

          (v) the transfer is not made in accordance with the provisions of Regulation S of the US Securities Act, pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration.

     (c) If the Board requests the application of a Holding Lock to prevent a transfer of CHESS Approved Securities or refuses to register a transfer of a Security, it must give written notice to the holder of the Security and the broker lodging the transfer, if any, of the refusal to transfer in accordance with the Listing Rules. Failure to give such notice does not invalidate any act or decision of the Board.

14.6 NON-INTERFERENCE WITH REGISTRATION

     Other than as provided for in this Constitution or as required by the Listing Rules, the Company may not prevent, delay or interfere with the generation of a Proper ASTC Transfer or the registration of a paper-based transfer of Securities in registrable form.

14.7 INSTRUMENTS OF TRANSFER RETAINED

     All instruments of transfer that are registered will be retained by the Company but any instrument of transfer which the Board declines to register will, except in the case of fraud, or alleged fraud, upon demand be returned to the party who delivered it. The Company may authorise the destruction of the instrument of transfer that is registered not less than three months after the date of registration of the instrument of transfer.

14.8 APPROVAL REQUIRED FOR PROPORTIONAL TAKEOVER BID

     (a)  In this rule:

          APPROVING RESOLUTION means a resolution of Eligible Shareholders approving a Bid.

          APPROVING RESOLUTION DEADLINE or DEADLINE means the day which is the 14th day before the last day of the bid period for a Bid.

          BID means offers for Securities made under a proportional takeover bid within the meaning of the Corporations Act.

          ELIGIBLE SHAREHOLDER means a person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under a Bid was made, held Securities in the class of Securities to which the Bid relates.

     (b)  If a Bid is made:

          (i) the registration of a transfer giving effect to a takeover contract for the Bid is prohibited unless and until an Approving Resolution is passed in accordance with the provisions of this Constitution;

          (ii) all Eligible Shareholders are entitled to vote on an Approving Resolution;

          (iii) the Approving Resolution must be voted on in either of the following ways as determined by the Directors:

               (A)  at a meeting of Eligible Shareholders; or

               (B)  by means of a postal ballot; and

          (iv) an Approving Resolution that has been voted on is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 50%, and otherwise is taken to have been rejected.

     (c) If the Board determines that the Approving Resolution is to be voted on at a meeting of Eligible Shareholders, the provisions of this Constitution that apply to a general meeting of the Members will apply to the meeting of Eligible Shareholders with any necessary modifications.

     (d) If the Board determines that the Approving Resolution is to be voted on by postal ballot:

          (i) the Board must procure the dispatch to the Eligible Shareholders of:

               (A)  a notice proposing the Approving Resolution;

               (B) a ballot paper for the purpose of voting on the Approving Resolution;

               (C)  a statement setting out details of the Bid; and

               (D) a memorandum explaining the postal ballot procedure that is to govern voting in respect of the Approving Resolution;

          (ii) a vote recorded on a ballot paper will not be counted, for the purposes of determining whether or not the Approving Resolution is passed, unless the ballot paper is:

               (A) completed and signed by the Eligible Shareholder or the Eligible Shareholder's attorney, duly authorised in writing, or if the Eligible Shareholder is a body corporate in a manner permitted by the Corporations Act, or under the hand of its attorney so authorised; and

               (B) received at the registered office of the Company on or before the time and the date specified for its return in the notice proposing the Approving Resolution, such date to be not less than 18 days before the end of the period during which offers under the Bid remain open; and

          (iii) on the date specified for the return of ballot papers in the notice proposing the Approving Resolution or the Business Day following that date, the Directors will arrange for the ballot papers returned to be counted to determine whether the Approving Resolution has been passed or not. On completion of counting, the Board will declare the results of the ballot and the Approving Resolution will accordingly treated as having been voted on upon the date of the declaration.

     (e) To be effective, an Approving Resolution in relation to a Bid must be passed before the Approving Resolution Deadline.

     (f) If offers are made under a Bid for a class of the Company's Securities, the Directors must do all that is practicable to ensure that an Approving Resolution is voted on before the Approving Resolution Deadline.

     (g) If an Approving Resolution is voted on in accordance with this rule before the Approving Resolution Deadline, a Director or a Secretary must, on or before the deadline, give the bidder and ASX notice stating that an Approving Resolution has been voted on and whether it was passed or rejected.

     (h) If no Approving Resolution has been voted on in accordance with this rule as at the end of the day before the Approving Resolution Deadline, an Approving Resolution is taken, for the purposes of this rule, to have been passed in accordance with those provisions.

     (i) If an Approving Resolution is voted on in accordance with this rule before the Approving Resolution Deadline and is rejected:

          (i) despite any other provisions of the Corporations Act dealing with the withdrawal of unaccepted offers:

               (A) all offers under the Bid that have not been accepted as at the end of the Deadline; and

               (B) all offers under the Bid that have been accepted, and from whose acceptance binding contracts have not resulted, as at the end of the Deadline,

               are taken to be withdrawn at the end of the Deadline;

          (ii) as soon as practicable after the Deadline, the bidder must return to each person who has accepted an offer under the Bid any documents that the person sent the bidder with the acceptance of the offer;

          (iii) the bidder:

               (A)  is entitled to rescind; and

               (B)  must rescind as soon as practicable after the Deadline,

               each binding takeover contract for the Bid; and

          (iv) a person who has accepted an offer made under the Bid is entitled to rescind the takeover contract between such person and the bidder.

     (j) This RULE 14.8 ceases to apply at the end of three years following the date of adoption or last renewal of this RULE 14.8.

15   Closure of Register

     Subject to the Corporations Act, the Listing Rules and the Operating Rules, the Register may be closed during such time (not exceeding in aggregate 30 Business Days in each year) as the Board thinks fit.

16   Transmission of Securities

16.1 TRANSMISSION OF SECURITIES ON DEATH

     (a) On the death of a Holder who does not own Securities jointly, the Company will recognise only the personal representative of the deceased Holder as being entitled to the deceased's interest in the Securities.

     (b) The personal representative of the deceased Holder may provide the Board with information it reasonably requires to establish conclusively that the personal representative is the personal representative of the deceased Holder and the personal representative is entitled to be registered as the holder of the Securities.

     (c) If the Board is satisfied that the personal representative is the personal representative of the deceased and is entitled to be registered as the holder of the Securities, it will notify the personal representative to that effect and accordingly, that the personal representative has the same rights as the deceased Holder. At any time after the Board so notifies the personal representative, the personal representative may:

          (i) by giving a signed notice to the Company, elect to be registered as the holder of any Security owned by the deceased; or

          (ii) subject to the provisions of this Constitution as to transfers, transfer any Security owned by the deceased to another person.

     (d) A trustee, executor or administrator of the estate of a deceased Holder may be registered as the holder of any Security owned by the deceased as trustee, executor or administrator of that estate.

16.2 TRANSMISSION OF SECURITIES ON BANKRUPTCY

     (a) A person entitled to any Security on the bankruptcy of a Holder may provide the Board with information it reasonably requires to establish conclusively that the person is entitled to be registered as the holder of any Security owned by the bankrupt Holder.

     (b) If the Board is satisfied that the person is entitled to be registered as the holder of any Security, the Board will notify the person to that effect and accordingly, that the person has the same rights as the bankrupt Holder. At any time after the Board so notifies the person, the person may:

          (i) by giving a signed notice to the Company, elect to be registered as the holder of any Security owned by the bankrupt Holder; or

          (ii) subject to the provisions of this Constitution as to transfers, transfer any Security owned by the bankrupt Holder to another person.

     (c) A trustee or administrator of a person who is bankrupt may be registered as the holder of any Security owned by that person as trustee or administrator of that person's affairs.

     (d)  This rule is subject to the Bankruptcy Act 1966 (Cth).

16.3 TRANSMISSION OF SECURITIES ON MENTAL INCAPACITY

     (a) A person entitled to any Security because a Holder is subject to assessment or treatment under any mental health law may provide the Board with information it reasonably requires to establish conclusively that the person is entitled to be registered as the holder of any Security owned by the Holder.

     (b) If the Board is satisfied that the person is entitled to be registered as the holder of any Security, the Board will notify the person of that entitlement and that the person has the same rights as the Holder. At any time after the Board so notifies the person, the person may:

          (i) by giving a signed notice to the Company, elect to be registered as the holder of any Security owned by the Holder; or

          (ii) subject to the provisions of this Constitution as to transfers, by giving a proper instrument of transfer to the Company, transfer any Securities owned by the Holder to another person.

     (c) A trustee or administrator of a person who is mentally or physically incapable of managing his or her affairs, may be registered as the holder of any Security owned by that person as trustee or administrator of that person's affairs.

16.4 OPERATING RULES

     The provisions of this rule are subject to any provisions of the Operating Rules which deal with transmission on death or by operation of law.

17   Interests recognised

     Subject to this Constitution, the Company is entitled to treat the Holder of any Security as the sole legal owner of that Security. Subject to the Corporations Act and this Constitution, the Company is not required to recognise any other interest in respect of any Security of any other person.

18   Compliance with Operating Rules

     Notwithstanding anything to the contrary in this Constitution, the Company must comply with the Operating Rules in relation to any of its Securities that are CHESS Approved Securities.

19   Sale of non-marketable parcels

19.1 DEFINITIONS

     In this rule:

     MARKETABLE PARCEL means the number of Securities which in aggregate constitutes a marketable parcel of Securities within the meaning of the Listing Rules.

     MINORITY HOLDER means any Holder who from time to time holds a Non-Marketable Parcel.

     NEW MINORITY HOLDER means any Holder who from time to time holds a Non-Marketable Parcel that was created after 1 September 1999 by the transfer of a Non-Marketable Parcel as at the time the transfer document was initiated, or in the case of a paper based transfer document, was lodged with the Company.

     NON-MARKETABLE PARCEL means a parcel of Securities that is less than a Marketable Parcel.

     NOTICE means the notice given to Minority Holders in accordance with RULE 19.3(A).

     NOTICE DATE means the date of the Notice sent by the Company under RULE 19.3(A).

     SALE CONSIDERATION means the proceeds of any sale or other disposal of Securities under this RULE 19.

     TAKEOVER means:

     (a)  a takeover bid; or

     (b)  a similar bid under a foreign regime.

19.2 POWER TO SELL NON-MARKETABLE PARCELS

     (a) Subject to the Corporations Act, the Listing Rules, the Operating Rules and RULE 19.2(C), the Company may dispose of the Non-Marketable Parcels of Minority Holders in the manner set out in this RULE 19. Subject to RULE 19.2(B), this RULE 19.2(A) may be invoked only once in any twelve month period.

     (b) RULE 19.2(A) ceases to have effect following the announcement of a Takeover and begins to have effect once more after the close of the offers made under the Takeover.

     (c) Subject to the Corporations Act, the Listing Rules and the Operating Rules, the Company may dispose of the Non-Marketable Parcels of New Minority Holders in the manner set out in this RULE 19.

19.3 NOTICE

     (a) Subject to RULE 19.3(C), the Company must not sell a Non-Marketable Parcel of a Minority Holder unless it has, not less than 42 days prior to the sale, given a Notice in writing to the Minority Holder of its intention to dispose of the Non-Marketable Parcel.

     (b) Each Minority Holder on whom a Notice has been served, may by notice in writing addressed to the Secretary and delivered to the registered office of the Company within 42 days after the Notice Date request the Company to exempt the Minority Holder's Non-Marketable Parcel from this RULE 19, in which event the provisions of this RULE 19 will not apply to that Minority Holder on that occasion.

     (c) The Company may sell the Non-Marketable Parcel of a New Minority Holder if it has, not less than seven days prior to the sale, given notice in writing to the New Minority Holder of its intention to dispose of the New Minority Holder's Non-Marketable Parcel.

19.4 PROCEDURE

     (a)  For the purposes of the sale of Securities under this RULE 19.4:

          (i) each Minority Holder appoints the Company as the Minority Holder's agent to sell, within a reasonable period after the period ending 42 days after the Notice Date, the Minority Holder's Non-Marketable Parcel in the ordinary course of trading on the stock market conducted by ASX and acting in good faith and to receive the Sale Consideration on behalf of the Minority Holder;

          (ii) each New Minority Holder appoints the Company as the New Minority Holder's agent to sell, within a reasonable time after the period ending seven days after the date of the notice given to the New Minority Holder under RULE 19.3(C), the New Minority Holder's

               Non-Marketable Parcel in the ordinary course of trading on the stock market conducted by ASX and acting in good faith and to receive the Sale Consideration on behalf of the New Minority Holder; and

          (iii) each Minority Holder and New Minority Holder appoints the Company and each of its Directors from time to time as the Holder's attorney in the name and on behalf of the Holder to effect all transfers and execute all deeds or other documents or instruments and do all things necessary to transfer the Non-Marketable Parcel from the Holder to the transferee.

     (b) The transferee of Securities sold under this RULE 19 is not responsible for the regularity of proceedings or to the application of the purchase money in respect of the sale of a Non-Marketable Parcel. After the transferee's name has been entered in the Register in respect of such Securities, the validity of the sale or other disposal may not be impeached by any person and the remedy of any person aggrieved by the sale or other disposal will be in damages only and against the Company exclusively.

     (c) The Company may issue to the transferee such Certificates as may be required in order to vest title in the transferee. The title of the transferee to Securities sold under this RULE 19 will not be affected by any irregularity in connection with the sale or disposal of the Securities to the transferee.

     (d) If the relevant Securities are certificated, the Company must cancel the Certificates of all Holders whose Securities are sold under this RULE 19.

     (e) If all the Securities of two or more Holders to whom this RULE 19 applies are sold to one purchaser the transfer may be effected by one transfer document.

19.5 SALE CONSIDERATION

     (a) The Sale Consideration must be received by the Company and paid to the Minority Holder or New Minority Holder or as the Holder may direct.

     (b) The Company must bear all costs as a result of the sale or disposal of Securities under this RULE 19, except in the case of the sale of a New Minority Holder's Securities in accordance with a notice given under RULE 19.3(C), in which case the Company may deduct the costs of sale.

     (c) Payment by the Company of any consideration under this RULE 19 is at the risk of the Minority Holder or New Minority Holder to whom it is sent.

     (d) The Sale Consideration so received by the Company must be paid into a bank account opened and maintained by the Company for that purpose only.

     (e) The Company must hold the Sale Consideration so received in trust for a Holder whose Securities are sold under this RULE 19 pending distribution of the Sale Consideration. The Company must, as soon as practicable after the sale of the Securities of a Minority Holder or New Minority

          Holder, and to the extent that it may reasonably do so, distribute the Sale Consideration received to such Holder provided that the Company has received any Certificates issued to the Holder with respect to the Security or, in the case of loss or destruction of any such Certificate, any additional documentation required by the Corporations Act.

     (f) Where the Sale Consideration is held in trust by the Company under this RULE 19 and is unclaimed, the Company must pay the money in accordance with applicable legislative requirements.

19.6 CERTIFICATES

     A certificate in writing under the hand of any two Directors or of any one Director and Secretary that:

     (a) any notice required to be served by or on the Company was or was not served, as the case may be;

     (b)  any advertisement required to be published was published; and

     (c)  any resolution of Directors required to be made was made,

     is, for the purpose of this RULE 19, sufficient evidence of the facts stated as against all persons claiming to be entitled to such Securities and to the right and title of the Company to dispose of such Securities.

19.7 VOTING AND DIVIDEND RIGHTS OF NEW MINORITY HOLDERS

     From the date of the notice given to a New Minority Holder under RULE 19.3(C) until the Minority Holder ceases to be the Holder of the Non-Marketable Parcel to which the notice relates, all rights of the New Minority Holder to vote or receive dividends in relation to the Non-Marketable Parcel are suspended. Any dividends to which the New Minority Holder would, but for this RULE 19.7, be entitled must be sent to the New Minority Holder with the Sale Consideration.

20   General meetings

20.1 ANNUAL GENERAL MEETINGS

     Annual general meetings must be held in accordance with the Corporations
     Act.

20.2 BUSINESS AT ANNUAL GENERAL MEETING

     (a)  The ordinary business of an annual general meeting is to:

          (i) consider the annual financial report, Directors' report and Auditor's report;

          (ii) elect Directors; and

          (iii) transact any other business which under the Corporations Act or this Constitution ought to be transacted at an annual general meeting.

     (b) All business that is transacted at an annual general meeting other than the ordinary business of an annual general meeting as provided in RULE 20.2(A) and all business transacted at any other general meeting, will be deemed "special business" (SPECIAL BUSINESS).

     (c) Except in accordance with the Corporations Act, no Special Business may be transacted at any general meeting of Members except as has been specified in the notice convening it.

20.3 DIRECTOR CONVENING A GENERAL MEETING

     Any Director may convene a general meeting.

20.4 MEETINGS REQUESTED BY MEMBERS

     (a) If the Board receives a request from a Member or Members with at least five percent of the votes that may be cast at any general meeting or at least 100 Members who are entitled to vote at that general meeting, the Board must convene a general meeting within 21 days after the date of receipt of that request.

     (b) The request must detail any proposed resolution, the names of the Members requesting the meeting and be signed by all of the Members and in the case of joint holders of any Security all joint holders making the request. For this purpose, signatures of the Members and joint holders of any Security may be contained in more than one document.

     (c) A general meeting requested by the Members must be held no later than two calendar months after the request is received.

20.5 NOTICE OF GENERAL MEETING

     Notice of a general meeting must be given to the Members, Directors and the Auditor in accordance with the Corporations Act and the Listing Rules. The notice must:

     (a) state the date, time and place (or places) of the meeting (and if the meeting is to be held in two or more places, the technology that will be used to facilitate this);

     (b) state the general nature of the business to be conducted at the meeting;

     (c)  state any proposed resolutions;

     (d) contain a statement informing the Members of the right to appoint a proxy; and

     (e) specify a place and a fax number for the purposes of proxy appointments and proxy appointment authorities; and

     (f) if there is to be an election of Directors, the names of the candidates for election.

     A notice of meeting must be accompanied by a form of proxy which satisfies the requirements of the Listing Rules and the Corporations Act.

20.6 NOTICE TO JOINT HOLDERS

     If a Security is held jointly, notice of a meeting must be given to the joint holder whose name appears first in the Register.

20.7 NOTICE OF RESUMPTION OF AN ADJOURNED MEETING

     If a general meeting is adjourned for 30 days or more, at least 30 days' notice must be given to the Members, Directors and Auditor of the date, time and place (or places) for the resumption of the adjourned general meeting.

20.8 GENERAL MEETINGS AT TWO OR MORE PLACES

     A general meeting may be held in two or more places. If a general meeting is held in two or more places, the Company must use technology that gives Members a reasonable opportunity to participate at that general meeting.

20.9 POSTPONEMENT OR CANCELLATION OF GENERAL MEETINGS

     (a) Subject to this Constitution and the Corporations Act, the Board may change the place (or places) of, postpone or cancel a general meeting.

     (b) If a general meeting is convened pursuant to a request by Members, the Board may not postpone or cancel the general meeting without the consent of the requesting Members.

20.10 NOTICE OF CHANGE, POSTPONEMENT OR CANCELLATION OF MEETING

     (a) If the Board changes the place (or places) of a general meeting, notice must be given to each Member and each person entitled to receive notice of the meeting of the new place (or places) of the meeting.

     (b) If the Board postpones a general meeting, notice must be given to each Member and each other person entitled to receive notice of the new date, time and place (or places) of the meeting.

     (c) If the Board cancels a general meeting, notice must be given to each Member and each other person entitled to receive notice of general meetings.

20.11 OMISSION TO GIVE NOTICE RELATING TO GENERAL MEETING

     No resolution passed at or proceedings at any general meeting will be invalid because of any unintentional omission or error in giving or not giving notice of:

     (a)  that general meeting;

     (b)  any change of place (or places) of that general meeting;

     (c) postponement of that general meeting including the date, time and place (or places) for the resumption of the adjourned meeting; or

     (d)  resumption of that adjourned general meeting.

21 Proceedings at general meetings

21.1 QUORUM

     (a) A quorum at a general meeting is two or more Members present in person or by proxy. The quorum must be present when the meeting proceeds to business.

     (b) If any Share is jointly held and two or more joint holders attend a general meeting, only one joint holder is counted for the purposes of determining whether there is a quorum.

     (c) If a Member has appointed more than one proxy and two or more proxies attend a general meeting, only one proxy will be counted for the purposes of determining whether there is a quorum.

21.2 LACK OF QUORUM

     (a) If a quorum is not present within 15 minutes after the time appointed for a general meeting (or any longer period of time as the chair may allow) the general meeting:

          (i) if convened by a Director or on the request of Members, is dissolved; or

          (ii) in any other case:

               (A) is adjourned to be resumed on a day, time and place (or places) as the chair determines or if the chair is not present as the Directors at the meeting may determine; or

               (B) if the Directors do not so determine, no Director is present, or no Director present determines:

                    (1) the date for the resumption of the adjourned general meeting will be on the same day in the next week;

                    (2) the time for the resumption of the adjourned general meeting will be at the same time as the adjourned meeting; and

                    (3) the place (or places) for the resumption of the adjourned general meeting, will be at the same place (or places) as the adjourned meeting.

     (b) If a quorum is not present within 15 minutes after the time appointed for the resumption of the adjourned general meeting, the general meeting is dissolved.

21.3 CHAIRING GENERAL MEETINGS

     (a) The chair of the general meeting will be the Director elected for the time being as chair of the Board meetings.

     (b) If the chair is not present within 15 minutes after the time appointed for any general meeting or if the chair is unwilling or unable to act as chair for the whole or any part of that general meeting, the deputy chair of

          Board meetings (if any) will chair the general meeting, or if there is no deputy chair or if the deputy chair is not present or is unwilling or unable to act, the Directors present must elect a Director present to chair that general meeting.

     (c) If no Director is elected or if all the Directors present decline to take the chair for the whole or any part of that general meeting, the Members present (whether in person or by proxy) may elect a Member present (in person) to chair for the whole or any part of that general meeting. If the Members do not so elect a chair, the meeting will be adjourned to be resumed on the same day, at the same time and at the same place (or places) in the following week.

21.4 CONDUCT OF GENERAL MEETINGS

     The chair of each general meeting has charge of conduct of that meeting, including the procedures to be adopted and the application of those procedures at that meeting.

21.5 ADJOURNMENT

     (a) The chair of a general meeting may adjourn the meeting to another date, time and place (or places) if it appears to the chair that it is likely to be impracticable to hold or to continue to hold the meeting because of the number of Members who wish to attend but who are not present.

     (b) If a majority of Members present at a general meeting in person or by proxy determine that the meeting should be adjourned, the chair must adjourn the meeting to a date, time and place (or places) determined by the chair.

     (c) No business may be transacted on the resumption of the adjourned general meeting other than the business left unfinished at the adjourned general meeting.

22   Proxy

22.1 APPOINTMENT OF PROXY

     (a) A Member who is entitled to attend and to vote at a general meeting of the Company may appoint a person as proxy to attend, speak and vote for that Member. The instrument appointing a proxy may restrict the exercise of any power.

     (b)  A proxy may be, but does not have to be, a Member.

     (c)  An appointment of a proxy may be a standing one.

     (d)  A proxy is not entitled to vote on a show of hands.

     (e) A proxy is not entitled to vote if the Member who has appointed the proxy is present in person at the meeting.

     (f) If a Member is entitled to cast two or more votes at a meeting, the Member may appoint two proxies. If the Member appoints two proxies and the appointment does not specify the proportion or the number of votes each proxy may exercise, each proxy may exercise half the votes.

22.2 PROXY INSTRUMENTS

     (a) Subject to the Corporations Act and the Listing Rules, an appointment of a proxy must be in writing and be signed by the Member appointing the proxy or by the duly authorised attorney of the Member and state:

          (i)  the Member's name and address;

          (ii) the Company's name;

          (iii) the proxy's name or the name of the office held by the proxy;
               and

          (iv) the general meeting at which the proxy may be used, or if the appointment is a standing one, a clear statement to that effect.

     (b) Where a proxy is signed pursuant to a power of attorney, a copy of the power of attorney (certified as a true copy of the original) must be attached to the proxy instrument sent to the Company.

     (c) An instrument appointing a proxy may direct the way in which a proxy is to vote on a particular resolution. If an instrument contains a direction, the proxy is not entitled to vote on the proposed resolution except as directed in the instrument.

22.3 PROXY TO BE RECEIVED BY COMPANY

     (a) An instrument purporting to appoint a proxy is not effective unless it is received, together with any additional documentation, including a copy of the power of attorney (certified as a true copy of the original), by the Company at least 48 hours before the general meeting or, as the case may be, the resumption of an adjourned general meeting, at any of the following:

          (i)  the registered office;

          (ii) a facsimile number at the registered office; or

          (iii) a place, facsimile number or electronic address specified for that purpose in the notice of the general meeting.

22.4 POWER TO DEMAND POLL

     A proxy may demand, or join in demanding, a poll.

22.5 REVOCATION OF PROXY

     The appointment of a proxy may be revoked by the Member who appointed the proxy by notice to the Company from the Member or, as the case may be, the duly authorised attorney of the Member, stating that the appointment of a proxy is revoked or by appointing a new proxy.

22.6 VALIDITY OF VOTES OF PROXY

     A vote cast by a proxy will be valid unless before the start of a general meeting (or, in the case of an adjourned general meeting, before the resumption of the adjourned general meeting) at which a proxy votes:

     (a)  the Member who appointed the proxy ceases to be a Member; or

     (b)  the Company receives notice of:

          (i)  the revocation of the instrument appointing the proxy;

          (ii) the appointment of a new proxy; or

          (iii) the revocation of any power of attorney under which the proxy was appointed.

22.7 NO LIABILITY

     The Company is not responsible for ensuring that any directions provided in the instrument appointing the proxy or the way in which a proxy is to vote on a particular resolution are complied with, and accordingly is not liable if those directions are not complied with.

23   Body corporate representative

23.1 APPOINTMENT OF CORPORATE REPRESENTATIVE

     (a) If a Member is a body corporate, it may appoint a natural person as its representative to exercise on its behalf any or all of the powers it may exercise:

          (i)  at meetings of the Members;

          (ii) at meetings of creditors or debenture holders; or

          (iii) relating to resolutions to be passed without meetings.

     (b)  The appointment of a corporate representative may be a standing one.

23.2 AUTHORITY TO ACT AS CORPORATE REPRESENTATIVE

     (a) An appointment of a corporate representative must be in writing and be signed by the body corporate appointing the representative and state:

          (i)  the Member's name and address;

          (ii) the Company's name;

          (iii) the representative's name or the name of the office held by the representative; and

          (iv) the general meeting at which the representative may act, or if the appointment is a standing one, a clear statement to that effect.

     (b) The instrument appointing the corporate representative may restrict the exercise of any power.

23.3 INSTRUMENT TO BE RECEIVED BY COMPANY

     (a) An instrument purporting to appoint a corporate representative is not valid unless it is received by the Company at least 48 hours before the general meeting or, in the case of an adjourned meeting, at least 48 hours before the resumption of an adjourned general meeting.

     (b) An instrument appointing a corporate representative must be received by the Company at any of the following:

          (i)  the registered office;

          (ii) a facsimile number at the registered office; or

          (iii) a place, facsimile number or electronic address specified for that purpose in the notice of the general meeting.

23.4 REVOCATION AND APPOINTMENT OF CORPORATE REPRESENTATIVE

     The appointment of a corporate representative may be revoked by the Member who appointed the corporate representative by notice to the Company from the Member stating that the appointment of the corporate representative is revoked or by appointing a new corporate representative.

23.5 VALIDITY OF VOTES OF CORPORATE REPRESENTATIVE

     A vote cast by a corporate representative will be valid unless before the start of the general meeting (or, in the case on an adjourned general meeting, before the resumption of the adjourned general meeting) at which a corporate representative votes:

     (a) the Member who appointed the corporate representative ceases to be a Member; or

     (b)  the Company has received notice of:

          (i) the revocation of the instrument appointing the corporate representative; or

          (ii) the appointment of a new corporate representative.

23.6 NO LIABILITY

     The Company is not responsible for ensuring that the terms of appointment of a corporate representative are complied with, and accordingly is not liable if those terms are not complied with.

24   Voting

24.1 ENTITLEMENT TO VOTE

     Subject to this Constitution and the terms on which Securities are issued, each Member entitled to vote at a general meeting may vote in person or by proxy. On a show of hands, each Member has one vote, and on a poll each Member has one vote for each fully paid Security held and a fraction of a vote for each partly paid Security equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) on the Security. Amounts paid in advance in relation to a call will be ignored when calculating the proportion.

24.2 UNPAID CALLS

     A Member is not entitled to vote in respect of any Security on which a call or instalment of a call is due and payable but is unpaid.

24.3 RESTRICTED SECURITIES

     During a breach of the Listing Rules relating to Restricted Securities, or a breach of a Restriction Agreement relating to Restricted Securities, the Holder of the Restricted Securities is not entitled to any voting rights in respect of the Restricted Securities.

24.4 CASTING VOTE

     If on any ordinary resolution an equal number of votes is cast for and against a resolution, the chair has no casting vote.

24.5 PROXY VOTE TO BE IDENTIFIED

     Before a vote is taken the chair must inform the Members present whether any proxy votes have been received and, if so, how the proxy votes are to be cast.

24.6 VOTING ON RESOLUTION

     At any general meeting, a resolution put to a vote must be decided by a show of hands unless a poll is demanded in accordance with this Constitution.

24.7 JOINTLY HELD SECURITIES

     If a Security is jointly held and more than one joint holder votes in respect of that Security, of the joint holders present, only the vote of the Holder whose name first appears in the Register will be counted.

24.8 OBJECTION TO RIGHT TO VOTE

     (a)  A challenge to a right to vote at a general meeting:

          (i)  may only be made at that general meeting; and

          (ii) must be determined by the chair.

     (b) A decision made by the chair in relation to a challenge to a right to vote is final.

24.9 MEMBERSHIP AT A SPECIFIED TIME

     The Board may determine, for the purposes of a particular meeting of Members, that all Securities that are quoted on ASX at a specified time before the meeting are taken to be held at the time of the meeting by the persons who hold them at the specified time. The determination must be made in accordance with the Corporations Act.

24.10 MINUTES

     (a) Unless a poll is demanded in accordance with this Constitution, a declaration by the chair that a resolution has, on a show of hands, been:

          (i)  carried;

          (ii) carried unanimously;

          (iii) carried by a particular majority; or

          (iv) lost or not carried by a particular majority,

          is conclusive evidence of the fact declared. An entry to that effect made in the minutes book of the Company signed by the chair is evidence of that fact unless the contrary is proved.

     (b) Within one month after each general meeting, the Directors must record or cause to be recorded in the minutes book:

          (i)  the proceedings and resolutions of each general meeting;

          (ii) any declarations at each general meeting; and

          (iii) any information in relation to proxy votes which is required by the Corporations Act.

     (c) The chair, or the chair of the next meeting, must sign the minutes within one month after the general meeting.

     (d)  The minute books must be kept at the registered office.

     (e) Members may inspect the minute books between the hours of 9:00am and 5:00 pm on any Business Day. No amount may be charged for inspection.

25   Poll

25.1 CHAIR MAY DETERMINE TO TAKE A POLL

     The chair of a general meeting may determine that a poll be taken on any resolution.

25.2 RIGHT TO DEMAND POLL

     A poll may be demanded on any resolution at a general meeting other than the election of a chair or the question of an adjournment by:

     (a)  at least five Members entitled to vote on the resolution; or

     (b) Members with at least five percent of the votes that may be cast on the resolution on a poll.

25.3 PROCEDURE FOR DEMANDING POLL

     (a)  A poll may be demanded:

          (i)  before a vote on a show of hands is taken;

          (ii) before the result of a vote on a show of hands is declared; or

          (iii) immediately after the result of a vote on a show of hands is declared.

     (b) If a poll is demanded, it may be taken in the manner and at the time and place (or places) as the chair directs.

     (c) Other than where a poll is demanded on the election of a chair or the question of an adjournment, a demand for a poll may be withdrawn at any time by the person or persons who demanded it. A demand for a poll which is withdrawn does not invalidate the result of a show of hands declared before the demand for the poll was made.

     (d) Other than where a poll is demanded on the election of a chair or the question of an adjournment, a demand for a poll does not prevent the general meeting continuing for the transaction of any business.

26   Appointment and removal of Directors

26.1 NUMBER OF DIRECTORS

     The Company must have at least three Directors (not counting alternates). At least two Directors must reside ordinarily in Australia.

26.2 APPOINTMENT OF DIRECTORS

     (a) The Company may by resolution at a general meeting appoint a natural person as a Director. The Board must accept nominations for the election of directors in accordance with the Listing Rules.

     (b) The Board may by resolution appoint a natural person as a Director, as an additional Director or to fill the office of a Director vacated when a Director ceases to be a Director.

     (c) An appointment of a person as a Director is not effective unless a signed consent to the appointment is provided by that person to the Company. The appointment of a person as a Director will take effect on the later of the date of appointment and the date on which the Company receives the signed consent.

26.3 CONFIRMATION OF APPOINTMENT

     If a person is appointed as a Director by the Board, the Company must confirm the appointment at the next annual general meeting. If the appointment is not confirmed, the person ceases to be a Director at the conclusion of the annual general meeting.

26.4 REMOVAL OF DIRECTOR

     (a)  The Company may remove a Director by resolution at a general meeting.

     (b) At least two months' notice must be given to the Company of the intention to move a resolution to remove a Director at a general meeting.

     (c) If notice of intention to move a resolution to remove a Director at a general meeting is received by the Company, a Director must be given a copy of the notice as soon as practicable.

     (d)  The Director must be informed that the Director:

          (i) may submit a written statement to the Company for circulation to the Members before the meeting at which the resolution is put to a vote; and

          (ii) may speak to the motion to remove the Director at the general meeting at which the resolution is to be put to vote.

26.5 CESSATION OF DIRECTORSHIP

     A person ceases to be a Director and the office of Director is vacated if the person:

     (a) is removed from office as a Director by a resolution of the Company at a general meeting;

     (b)  resigns as a Director in accordance with this Constitution;

     (c) is subject to assessment or treatment under any mental heath law and the Board resolves that the person should cease to be a Director;

     (d)  dies;

     (e)  is disqualified from acting as a Director under the Corporations Act;
          or

     (f) is absent from Board meetings for a continuous period of six months without leave of absence from the Board and the Board does not resolve that the Director should not cease to be a Director.

26.6 ROTATION OF DIRECTORS

     (a) At each annual general meeting, one-third of the Directors are subject to retirement by rotation (or, if the number of Directors is not a multiple of three then the number nearest to but not exceeding one-third of the Directors must retire from office as Directors), provided that no Director (except one Managing Director) may retain office for more than three years or until the third annual general meeting following the Director's appointment, whichever is the longer. An election of Directors must take place each year.

     (b) The Directors to retire by rotation at each annual general meeting must include any Director who wishes to retire and does not wish to be re-appointed as a Director. Any further Director required to retire must be the Director who has been in office the longest as Director.

     (c) If there are two or more Directors that have been in office for an equal amount of time, and an agreement cannot be reached between those Directors on who will retire, the Director or Directors who will retire will be determined in any manner determined by the chair and if the chair is not able and/or willing to act, by the deputy chair (if any).

     (d)  A retiring Director is eligible for re-appointment.


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

     (e) Unless a resolution is passed to appoint some other person to fill the office of Director to be vacated by the retiring Director, a retirement by rotation at a general meeting does not become effective until the end of the meeting.

26.7 RESIGNATION OF DIRECTORS

     A Director may resign from the office of Director by giving notice of resignation to the Company at its registered office.

27   Powers and duties of Board

     (a) Subject to this Constitution, the Corporations Act and the Listing Rules, the activities of the Company are to be managed by, or under the direction of, the Board.

     (b) Subject to this Constitution, the Corporations Act and the Listing Rules, the Board may exercise all powers of the Company that are not required to be exercised by the Company in a general meeting.

     (c)  The powers of the Board include the power to:

          (i)  borrow or otherwise raise money;

          (ii) mortgage, charge (including in the form of a floating charge) any of the Company's assets (both present and future); and

          (iii) issue debentures and other securities, and any instrument (including any bond).

     (d)  The Board may delegate any of its powers to:

          (i)  a Director;

          (ii) a committee of Directors;

          (iii) an employee of the Company; or

          (iv) any other person.

28   Negotiable instruments

     All negotiable instruments and all receipts for money paid to the Company must be signed, drawn, accepted, endorsed or otherwise executed in such manner as the Board may determine.

29   Managing Director

     (a) The Board may appoint one or more of the Directors to the office of Managing Director for such period, and on such terms (including as to remuneration), as the Board determines.

     (b) The Board may confer on a Managing Director any of the powers that the Board may exercise.


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

     (c) The Board may vary or revoke a conferral of any power on a Managing Director.

     (d) The Board may at any time vary or revoke an appointment of a Managing Director.

     (e) A person ceases to be a Managing Director if they cease to be a Director.

     (f) A Managing Director is not subject to retirement by rotation, but if there is more than one Managing Director, only one of them is entitled not to be subject to rotation.

30   Alternate Directors

30.1 APPOINTMENT AND TERMS OF APPOINTMENT

     (a) If a Director wishes to appoint a person as an alternate, that Director must give notice to the Company detailing:

          (i)  the name, experience and qualifications of the person;

          (ii) the terms upon which the Director intends to appoint the person as an alternate, including whether the person is to exercise some or all of the powers of the Director and the proposed terms of the appointment; and

          (iii) whether or not the alternate is to get notice of each meeting the Director is entitled to attend.

     (b) The Board may ask for further information from the alternate in relation to the alternate's qualifications and experience.

     (c) If the alternate is a Director, the appointment will take effect immediately.

     (d) If the alternate is not a Director, at the first meeting of the Board after the notice of the proposed appointment has been received by the Board, the Board must consider the proposed appointment and either accept or reject the appointment. If the Board accepts the appointment of the alternate, the Director may appoint the person on the terms notified.

     (e) Where the alternate is not a Director, an appointment of a person as an alternate is not effective until a signed consent to the appointment is provided by that person to the Company. Accordingly, such an appointment will take effect on the later of the date of appointment and the date on which the Company received the signed consent.

     (f)  An alternate is not an agent of the Director appointing the alternate.

30.2 NO LIABILITY

     The Company is not responsible for ensuring that the terms of appointment of an alternate are complied with and accordingly, is not liable if those terms are not complied with.


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30.3 REMUNERATION OF ALTERNATE

     An alternate is not entitled to receive any fee (or other remuneration) from the Company for services performed as an alternate.

30.4 NOTICE AND ATTENDANCE AT BOARD MEETINGS

     If the notice appointing the alternate provides that the alternate is to receive notice of Board meetings, the Company must provide each alternate with notice. By notice to the Company, the Director who appointed an alternate may at any time require that the notice of Board meetings cease to be given to the alternate.

30.5 VOTING OF ALTERNATE

     An alternate is entitled to a vote for each Director that the alternate represents in addition to any vote the alternate may have as a Director in the alternate's own right.

30.6 TERMINATION OF APPOINTMENT OF ALTERNATE

     (a) A Director who appointed an alternate may terminate the appointment of the alternate at any time by notice to the alternate, the Directors and the Company.

     (b) An alternate may terminate the alternate's appointment at any time by notice to the Directors and the Company.

     (c) A termination of appointment does not take effect until the Company has received notice of termination.

30.7 CESSATION OF APPOINTMENT OF ALTERNATE

     An alternate ceases to be an alternate if the person who appointed that alternate ceases to be a Director.

31   Remuneration and reimbursement for expenses

31.1 REMUNERATION OF DIRECTOR

     (a) The non-executive Directors will be remunerated for their services as Directors by:

          (i) an amount or value of remuneration each year (if any) as the Company in general meeting determines; or

          (ii) an aggregate amount or value of remuneration (if any) not exceeding the maximum amount or value as the Company in general meeting determines, to be divided among them in such proportion and manner as they agree or if they do not agree, equally.

     (b) The remuneration for non-executive Directors must be a fixed amount or value and not a commission on or percentage of profits or operating revenue.


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

     (c) The aggregate maximum amount of remuneration for non-executive Directors must not be increased except with the prior approval of the Company in general meeting. Particulars of the amount of the proposed increase and the new maximum amount or value that may be paid to the non-executive Directors as a whole must be detailed in the notice convening the meeting.

31.2 REIMBURSEMENT OF EXPENSES

     Directors and alternates are entitled to be reimbursed by the Company for reasonable costs and expenses incurred or to be incurred in connection with attendance at meetings of the Board and committees of the Board.

32   Board and committee meetings

32.1 CONVENING MEETINGS

     (a) In the ordinary course, the Secretary will convene Board meetings in accordance with the determinations of the Board.

     (b) A Director may at any time convene a Board meeting or a meeting of any committee of the Board of which that Director is a member by notice to the other Directors.

32.2 NOTICE OF MEETINGS

     (a) Reasonable notice of each Board or committee meeting must be given to the Directors and each alternate entitled to receive notice (if any) and in the case of each committee meeting each member of the committee.

     (b)  Each notice must state:

          (i) the date, time and place (or places) of the Board or committee meeting;

          (ii) the general nature of the business to be conducted at the Board or committee meeting; and

          (iii) any proposed resolutions.

32.3 OMISSION TO GIVE NOTICE

     No resolution passed at or proceedings at any Board or committee meeting will be invalid because of any unintentional omission or error in giving or not giving notice of:

     (a)  that Board or committee meeting;

     (b)  any change of place (or places) of that Board or committee meeting;

     (c)  postponement of that Board or committee meeting; or

     (d)  resumption of that adjourned Board or committee meeting.


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32.4 USE OF TECHNOLOGY

     A Board or committee meeting may be convened or held using any technology consented to by all Directors in the case of a Board meeting or all committee members in the case of a committee of the Board. The consent may be a standing one. A Director may withdraw consent to the use of a particular technology within a reasonable time period before a Board or committee meeting.

32.5 QUORUM AT MEETINGS

     A quorum at a Board meeting is at least two of the Directors present in person. A quorum for a committee meeting is at least three members of the committee at least two of whom must be Directors present in person. The quorum must be present at all times during the Board or committee meeting.

32.6 CHAIR OF MEETINGS

     (a) At the first Board or committee meeting a chair will be elected from the Directors present in person (not by alternate). The person that has been elected as chair may chair each subsequent Board or committee meeting. At any subsequent Board or committee meeting, a new chair may be elected. On the election of the new chair, the new chair will chair subsequent Board or committee meetings. The Directors may elect a Director to chair a Board or committee meeting by a majority vote. The Directors may from time to time appoint a deputy chair who in the absence of the chair at a meeting of the Board may exercise all the power and authorities of the chair.

     (b) If the chair is not present within 30 minutes after the time appointed for a Board or committee meeting or if the chair is unwilling or unable to act as chair for the whole or any part of that Board or committee meeting, the Directors present may elect a Director present to chair that Board or committee meeting.

32.7 PASSING RESOLUTIONS AT MEETINGS

     (a) A resolution of the Board or a committee of the Board must be passed by a majority of the votes cast by the Directors and committee members entitled to vote on the resolution.

     (b) Each Director and committee member present in person or by alternate is entitled to vote and has one vote.

32.8 CASTING VOTE

     (a) If on any resolution an equal number of votes is cast for and against a resolution, the chair has no casting vote.

     (b) Where only two Directors are present and form a quorum or when only two Directors present are competent to vote on the question at issue, the chair does not have a casting vote and the proposal will be deemed to have been lost or not carried.


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

32.9 CONDUCT OF MEETINGS

     The chair of each Board and committee meeting has charge of conduct of that meeting, of the procedures to be adopted and the application of those procedures at that meeting.

32.10 WRITTEN RESOLUTIONS

     The Board or a committee of the Board may pass a resolution without a Board meeting or committee meeting being held if all the Directors and other Members entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. For this purpose, signatures can be contained in more than one document.

32.11 MINUTES OF MEETINGS

     (a) Within one month after each Board or committee meeting, the Directors must record or cause to be recorded in the minute books:

          (i) the proceedings and resolutions of each Board and committee meeting; and

          (ii) all resolutions passed without a Board or committee meeting.

     (b) The chair, or the chair of the next Board or committee meeting, must sign the minutes within one month after the meeting.

     (c)  The minute books must be kept at the registered office.

     (d) The Directors may inspect the minute books between the hours of 9:00 am and 5:00 pm on any Business Day. No amount may be charged for inspection.

33   Director's interests

33.1 DECLARATION OF INTEREST

     (a) Any Director who has a material personal interest in a contract or proposed contract of the Company, holds any office or owns any property such that the Director might have duties or interests which conflict or may conflict either directly or indirectly with the Director's duties or interests as a Director, must give the Board notice of the interest at a Board meeting.

     (b)  A notice of a material personal interest must set out:

          (i)  the nature and extent of the interest; and

          (ii) the relation of the interest to the affairs of the Company.

     (c) The notice must be provided to the Board at a Board meeting as soon as practicable.


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

33.2 VOTING BY INTERESTED DIRECTORS

     A Director who has a material personal interest in a matter that is being considered at a Board meeting:

     (a)  must not vote on the matter at a meeting; and

     (b) must not be present while the matter is being considered at the meeting, and accordingly will not count for the purposes of determining whether there is a quorum.

34   Appointment of Secretary

     (a) The Company must have at least one Secretary. The Board has the power to appoint a natural person to act as secretary on the terms and for such period as the Board may determine.

     (b)  Any Secretary appointed may be removed at any time by the Board.

35   Removal and remuneration of Auditor

35.1 REMUNERATION OF AUDITOR

     The remuneration of the Auditor may be determined by the Company at a general meeting. If the remuneration is not determined at a general meeting, it may be determined by the Directors at a Board meeting.

35.2 REMOVAL OF AUDITOR

     (a)  The Company may remove an Auditor by resolution at a general meeting.

     (b) At least two months' notice must be given to the Company of the intention to move a resolution to remove an Auditor at a general meeting.

     (c) If notice of an intention to move a resolution to remove the Auditor at a general meeting is received by the Company, the Auditor must be given a copy of the notice as soon as practicable.

     (d)  The notice of an intention must also inform the Auditor that the
          Auditor:

          (i) may submit written representations to the Company within seven days after receiving the notice and that the Auditor may request the Company to send a copy of the written representations to the Members before the resolution is put to a vote; and

          (ii) may speak at the general meeting or request that the written representations be read at the general meeting at which the resolution is voted upon.

35.3 AUDITOR'S ATTENDANCE AT GENERAL MEETINGS

     The Auditor must be notified of, and may attend, any general meeting. The Auditor is entitled to be heard at any general meeting it attends on any part of the business of the general meeting which concerns the Auditor.


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

36   Financial records

36.1 MEMBER'S ACCESS TO FINANCIAL RECORDS

     Other than as required by law, ordered by a court with jurisdiction or determined to be appropriate by the Board, no Member or any other person may inspect any financial or any other record of the Company.

36.2 DIRECTORS' ACCESS TO FINANCIAL RECORDS

     Any Director may at any time access and inspect any financial record and any other record of the Company.

36.3 ACCESS TO FINANCIAL RECORDS AFTER CEASING TO BE A DIRECTOR

     The Board may determine that any person who is to cease or has ceased to be a Director may continue to have access to and inspect any financial record and any other record of the Company relating to the time during which the person was a Director.

37   Distributions

37.1 PAYMENT OF DIVIDENDS

     The Company must only pay dividends out of the profits of the Company available for distribution. A determination by the Board as to the amount of profits available for distribution is conclusive evidence of the amount so available.

37.2 DEDUCTIONS FROM DIVIDENDS

     The Board may deduct from any dividend payable to any Member any amount presently due but unpaid by that Member to the Company.

37.3 UNPAID CALLS

     The Board may retain the dividends payable on Securities in respect of which there are any unpaid calls.

37.4 RESTRICTED SECURITIES

     During a breach of the Listing Rules relating to Restricted Securities, or a breach of a Restriction Agreement relating to the Restricted Securities, the Holder of the Restricted Securities is not entitled to any dividend in respect of the Restricted Securities.

37.5 DETERMINATION OF DIVIDEND

     (a) Subject to the Corporations Act, the Listing Rules and this Constitution, the Board may determine that a dividend (whether interim, final or otherwise) is payable and fix:

          (i)  the amount of the dividend;

          (ii) the time for payment; and

          (iii) the method of payment.


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

     (b) The Board will determine the method of payment of a dividend which may include the payment of cash, the issue of Securities, the grant of options or the distribution of assets.

     (c)  Interest is not payable on a dividend.

37.6 PLACE TO WHICH PAYMENT TO BE PAID

     A dividend payable in cash may be paid:

     (a) by cheque sent by post or by courier to the addresses of each Member or, in the case of any joint holder of any Security, to the address of the joint holder whose name appears first in the Register of Members, or to an address directed by that Member or joint holder, as the case may be;

     (b)  by electronic funds transfer; or

     (c)  in any other manner determined by the Board.

37.7 TRANSFER OF ASSETS

     (a) The Board may direct payment of the dividend wholly or partly by the distribution of specific assets (including fully paid Securities and fully paid debentures or any other security) to some or all of the Members.

     (b) To give effect to any direction, the Board may do all things that it considers appropriate including:

          (i) fixing the value for distribution of any specific asset or any part of any such asset; or

          (ii) making a cash payment to any Member to adjust the value of distributions made to Members.

37.8 RECORD DATE

     The Board will determine the date (RECORD DATE) which will be the date on which persons who are Members at midnight at the end of that date will be entitled to receive the dividend.

37.9 ENTITLEMENT TO DIVIDENDS

     (a) Subject to the Corporations Act, this Constitution and the terms of issue of Securities, the amount of the dividend payable to each Member in respect of each Security of which the Member is the registered holder on the Record Date is determined as follows:

          (i) in respect of each Security which is fully paid for the whole period to which the dividend relates, the full amount of the dividend;

          (ii) in respect of each Security which is fully paid for part of the period to which the dividend relates (having been issued during the period):

                                                                   A
                    The full amount of the dividend multiplied by ---
                                                                   B

                    Where:


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

               (A) A is the number of days that Security has been on issue during the period; and

               (B)  B is the number of days in the period;

          (iii) in respect of each Security which is partly paid up for the whole period to which the dividend relates:

                                                                   C
                    The full amount of the dividend multiplied by ---
                                                                   D

                    Where:

               (A) C is the amount partly paid (not credited) on that Security; and

               (B) D is the sum of the amount partly paid and the amount unpaid (excluding amounts credited) on that Security;

          (iv) in respect of each Security which is partly paid having been issued during the period to which the dividend relates:

                                                                   C
                    The full amount of the dividend multiplied by --- multiplied
                                                                   D
                        E
                    by ---
                        F

                    Where:

               (A)  C and D have the same meaning as given above;

               (B) E is the number of days that Security was partly paid in the period; and

               (C)  F is the number of days in the period; and

          (v) in respect of each Security partly paid for part of the period to which the dividend relates and fully paid for the remainder of the period, the sum of A and B:

               (A)  An amount equal to the full amount of the dividend
                                   C                 E
                    multiplied by --- multiplied by ---
                                   D                 F

                    Where C, D, E and F have the same meaning as given above;
                    and

               (B)  An amount equal to the full amount of the dividend
                                   G
                    multiplied by ---
                                   H

                    Where:

                    (1) G is the number of days that Security was fully paid in the period; and

                    (2)  H is the number of days in the period; and


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

     (b) For the purpose of determining the amount of dividends payable in respect of any Security, the amount actually paid up in accordance with this Constitution is to be used. Accordingly, no amount credited as paid up or paid in advance of any call or instalment is treated for the purpose of this rule as actually paid up on the Security.

37.10 CAPITALISATION OF PROFITS

     (a) Subject to the Corporations Act, this Constitution, the Listing Rules and the terms of issue of Securities, the Board may determine to capitalise any amount available for distribution to Members by:

          (i)  paying up any amount unpaid on any Security;

          (ii) paying up in full unissued Securities to be issued to Members as fully paid; or

          (iii) partly paying up any amount unpaid on any Security and paying up in full unissued Securities to be issued as fully paid.

     (b) Each Member is entitled to benefit from any such capitalisation on the same basis that that Member is entitled to dividends.

     (c) To give effect to any direction, the Board may do all things that it considers appropriate including:

          (i)  disregarding any fractional entitlement to any Security;

          (ii) making a cash payment in respect of any fractional entitlement;

          (iii) fixing the value for distribution of any specific asset or any part of any such asset; or

          (iv) making a cash payment to any Member to adjust the value of distributions made to Members.

38   Notices

38.1 GENERAL

     Any notice, statement or other communication under this Constitution must be in writing, except that any notice convening a Board meeting does not need to be in writing.

38.2 HOW TO GIVE A COMMUNICATION

     (a) In addition to any other way allowed by the Corporations Act, a notice or other communication may be given by being:

          (i)  personally delivered;

          (ii) left at the person's current address as recorded in the Register;

          (iii) sent to the person's address as recorded in the Register by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail;

          (iv) sent by fax to the person's current fax number for notices; or


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

          (v)  sent by email to the person's current email address for notices.

     (b) A notice to joint holders may be given to the first joint holder whose name appears first in the Register.

     (c) Notices and other documents for overseas Security holders must be forwarded by air mail or fax or in another way that ensures it will be received quickly.

38.3 COMMUNICATIONS BY POST

     Where a notice is sent by post, service of the notice is deemed to have occurred by properly addressing, prepaying and posting the notice and is deemed to have been received on the day after the date of its posting.

     A certificate in writing signed by any manager, Secretary or other officer of the Company that the envelope containing the notice was so addressed, prepaid and posted is conclusive evidence of that fact.

38.4 COMMUNICATIONS BY FAX

     A communication is given if sent by fax, when the sender's fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

38.5 COMMUNICATIONS BY EMAIL

     A communication is given if sent by email, when the information system from which the email was sent produces a confirmation of delivery report which indicates that the email has entered the information system of the recipient, unless the sender receives a delivery failure notification, indicating that the email has not been delivered to the information system of the recipient.

38.6 AFTER HOURS COMMUNICATIONS

     If a communication is given:

     (a)  after 5:00 pm in the place of receipt; or

     (b) on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

     it is taken as having been given at 9:00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

39   Indemnity and insurance

39.1 INDEMNITY

     (a) To the extent permitted by the Corporations Act and subject to the Corporations Act, the Company may indemnify each officer, Director and Secretary or any person who has been an officer, Director or Secretary of the Company out of the assets of the Company against any liability, loss, damage, cost or expense incurred or to be incurred by the officer, Director or Secretary in or arising out of the conduct of any activity of the


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

          Company or in or arising out of the proper performance of the officer's, Director's or Secretary's duties including any liability, loss, damage, cost, charge and expense incurred by that officer, Director or Secretary in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by the officer, Director or Secretary, in which judgment is given in the officer's, Director's or Secretary's favour or in which the officer, Director or Secretary is acquitted or in connection with any application in relation to any such proceedings in which relief is granted by the court to the officer, Director or Secretary.

     (b) This indemnity is not intended to indemnify any officer, Director or Secretary in respect of any liability in respect of which the Company must not give an indemnity, and should be construed and, if necessary, read down accordingly.

39.2 DOCUMENTING INDEMNITY

     The Company may enter into an agreement containing an indemnity in favour of any officer, Director or Secretary. The Board will determine the terms of the indemnity contained in the agreement.

39.3 INSURANCE

     (a) To the extent permitted by the Corporations Act and subject to the Corporations Act, the Company may pay any premium in respect of a contract of insurance between an insurer and an officer, Director or Secretary or any person who has been an officer a Director or Secretary of the Company in respect of the liability suffered or incurred in or arising out of the conduct of any activity of the Company and the proper performance by the officer, Director or Secretary of any duty.

     (b) If the Board determines, the Company may execute a document containing rules under which the Company agrees to pay any premium in relation to such a contract of insurance.

40   Winding up

     If the Company is wound up any property that remains (after satisfaction of all debts and liabilities of the Company, the payment of the costs, charges and expenses of winding up and any adjustment of the rights of the contributories among Members) must be distributed among the Members equally.


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